UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2016

FluoroPharma Medical, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-151381	20-8325616
(Commission File Number)	(IRS Employer Identification No.)

8 Hillside Avenue, Suite 108
Montclair, NJ 07042
(Address of principal executive offices and zip code)

(973) 744-1565
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 26 and May 4, 2016, FluoroPharma Medical, Inc. (the “Company”) consummated additional closings pursuant to the Note Purchase Agreement dated as of March 23, 2016 (the “Purchase Agreement”), entered into with certain accredited investors identified therein for the issuance and sale in a private placement (the “Private Placement”) of convertible promissory notes (the “Notes”), convertible into shares of common stock.  The Company issued Notes in the aggregate principal amount of $150,000 in connection with these additional closings.

For a more complete description of the terms of the Private Placement, please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2016.

Item 2.03.  Creation of a Direct Financial Obligation.

The disclosure set forth under Item 1.01 above is hereby incorporated in its entirety under this Item 2.03.

Item 3.02.  Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, the Company consummated the Private Placement.  The issuance of securities in the Private Placement was exempt from registration pursuant to Section 4(2) of, and Rule 506 under Regulation D promulgated under, the Securities Act of 1933, as amended.

Item 9.01.  Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

4.1*	Form of Note.

4.2*	Form of Warrant.

10.1*	Form of Note and Warrant Purchase Agreement.

10.2*	Form of Registration Rights Agreement.

*Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 4, 2016
FLUOROPHARMA MEDICAL, INC.

By: /s/ Thomas H. Tulip
        Name: Thomas H. Tulip
        Title: CEO and President